Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-122170, 333-54442 and 333-42636 on Form S-8 of Vail Banks, Inc. of our report, dated March 20, 2006, appearing in this Annual Report on Form 10-K of Vail Banks, Inc. for the year ended December 31, 2005.

/s/ Perry-Smith LLP

Sacramento, California
March 29, 2006